                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                               Dover Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
                         ------------------------------

                    Notice Of Annual Meeting Of Stockholders
                         ------------------------------

                                                                  March 15, 1996

TO THE STOCKHOLDERS:


     Please take notice that the Annual Meeting of Stockholders of DOVER CORPORATION will be held at the Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, on April 30, 1996, at 10:00 A.M., for the following purposes:


     1. To elect ten directors;

     2. To ratify and approve the Non-Employee Directors' Stock Compensation
Plan;

     3. To approve an amendment to the Certificate of Incorporation, increasing the authorized common stock from 200,000,000 to 500,000,000 shares; and

     4. To transact such other business as may properly come before the meeting.

     Only holders of record of the outstanding common stock at the close of business on March 4, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                    By authority of the Board of Directors,

                                                   ROBERT G. KUHBACH
                                                                       Secretary

     STOCKHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AS SOON AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               DOVER CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This statement is furnished to the stockholders of Dover Corporation (hereinafter called the "Company" or "Dover"), whose principal executive offices are at 280 Park Avenue, New York, NY 10017, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 30, 1996 or any adjournments thereof, for the purposes set forth in the notice of meeting. Dover will pay the reasonable and actual costs of soliciting proxies, but no amount will be paid to any officer or employee of Dover or its subsidiaries as compensation for soliciting proxies. In addition to solicitation by mail, Dover has retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries and to send proxies and proxy material to the beneficial owners of such shares, at a cost not to exceed $7,000. The approximate date on which this statement and the proxy form are to be first sent to the stockholders will be March 15, 1996.


     As of the close of business on March 4, 1996, the record date for voting, Dover had outstanding 113,786,101 shares of common stock. Each share of common stock is entitled to one vote on all matters. To the best of Dover's knowledge, no stockholder owns beneficially as much as 5% of the outstanding common stock other than: (1) Magalen O. Bryant, Post Office Box 247, Middleburg, VA 22117, who owns 6,800,632 shares (6.0%) including 597,876 shares held in a trust in which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest, and (2) Cooke & Bieler, Inc., 1700 Market Street, Philadelphia, PA 19103, which owned 5,694,448 shares (5.0%) as of December 31, 1995. According to its Schedule 13G filed with the Securities and Exchange Commission, Cooke & Bieler, Inc. has sole voting power over 4,549,300 of such shares and sole investment power over 5,571,748 of such shares.


     DOVER WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREIN, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF DOVER'S 1995 ANNUAL REPORT ON FORM 10-K INCLUDING THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A REQUEST THEREFOR SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT DOVER'S OFFICE, 280 PARK AVENUE, NEW YORK, NY 10017.

     The shares covered by each proxy will be voted for the election of the ten
(10) nominees or their substitutes as indicated below, for the ratification and approval of the 1996 Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"), and for approval of the amendment to the Company's Certificate of Incorporation, unless directed otherwise in the proxy in which case the shares will be voted as directed. The proxy also grants discretionary authority to the proxies in connection with other matters that may properly come before the Meeting.


     Abstentions and broker non-votes will be included in determining whether a quorum exists at the Meeting. Approval of each matter specified in the notice of meeting requires the affirmative vote of a majority, or, in the case of the election of directors, a plurality, of shares of common stock present in person or by proxy at the Meeting and entitled to vote thereon. Stockholders may not cumulate their votes. In determining whether a proposal specified in the notice of meeting has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal, except with respect to the election of directors where abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

     A person giving a proxy may revoke it at any time before it is exercised by written notice to the Secretary of Dover at the address referred to above or by attending the Meeting and requesting in writing a return of the proxy.

                               SECURITY OWNERSHIP

     The following table provides information as of March 4, 1996, as reported to the Company by the persons and members of the group listed, as to the number of shares and the percentage of Dover's common stock beneficially owned by: (i) each Director and nominee for Director, (ii) each executive officer listed in the compensation table and (iii) all Directors, nominees and executive officers of Dover as a group.


                                                             NUMBER OF SHARES(1)     PERCENTAGE
                                                             -------------------     ----------
    David H. Benson........................................           2,000(2)          *
    Magalen O. Bryant......................................       6,202,756(3)           5.5
                                                                    597,876(4)            .5
    Lewis E. Burns.........................................         158,204             *
    Jean-Pierre M. Ergas...................................          10,000             *
    Roderick J. Fleming....................................              --
    John F. Fort...........................................          46,000             *
    Rudolf J. Herrmann.....................................          23,209             *
    James L. Koley.........................................          11,000(5)          *
    John F. McNiff.........................................         159,449             *
    Anthony J. Ormsby......................................          58,000(6)          *
    John E. Pomeroy........................................          85,473             *
    Thomas L. Reece........................................         171,528             *
    Gary L. Roubos.........................................         327,925(7)          *
    Jerry W. Yochum........................................          28,274             *
    Directors and Officers as a Group......................       8,227,602              6.7



  * Less than one percent.

---------------
(1) Includes shares which are (a) owned by officers in the Company's Retirement Savings Plan, totalling 64,330 shares and (b) subject to options exercisable within 60 days for the following person(s): Mr. Burns, 81,027 shares; Mr. Herrmann, 9,769 shares; Mr. McNiff, 106,086 shares; Mr. Pomeroy, 74,767 shares; Mr. Reece, 57,076 shares; Mr. Roubos, 68,261 shares; Mr. Yochum, 13,238 shares; and all directors and officers as a group, 554,853 shares.

(2) Includes 500 shares held by his spouse.

(3) Includes 152,480 shares held by a corporation over which she has control.

(4) Held in a trust of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest.

(5) Includes 5,000 shares held in various retirement trusts for Mr. Koley and his spouse and 2,000 shares held by a retirement plan as to which Mr. Koley is a co-trustee and beneficiary.

(6) Includes 50,000 shares in a personal holding company as to which he disclaims any beneficial interest.

(7) Includes 62,924 shares held by his spouse and 63,947 shares held by a limited liability company as to which he disclaims any beneficial interest.

                            1. ELECTION OF DIRECTORS


     The proxies will vote the shares covered by a proxy for the election as directors of the ten (10) nominees listed below unless directed otherwise in the proxy, in which case the shares will be voted as directed. If any such nominee for election is not for any reason a candidate for election at the Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee or nominees as may be designated by the Board of Directors and for the others named below. All the nominees except Mr. McNiff are presently directors. Each director elected at the annual meeting will serve until the election and qualification of his successor.


     Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the nominees in the absence of instructions to the contrary.

                                                                                      YEAR FIRST
                                     BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
        NAME AND AGE              POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS        DIRECTOR
----------------------------  ------------------------------------------------------  ----------
David H. Benson.............  Non-Executive Director and formerly Vice Chairman of     1995
     58                       Kleinwort-Benson Group Plc.; Chairman, Kleinwort
                              Charter Investment Trust Plc. (financial management);
                              Director of The Rouse Company (real estate
                              development); Director of Harrow Corporation
                              (industrial manufacturing); Non-Executive Director of
                              British Gas Plc. and Marshall Cavendish Ltd.; Trustee
                              of The Charities Official Investment Fund and The
                              Pilot Funds (financial management).
Magalen O. Bryant...........  Director of Carlisle Companies Incorporated and          1979
     67                       O'Sullivan Corp. (industrial manufacturing).
Jean-Pierre M. Ergas........  Executive Vice President, Europe, Alcan Aluminum, Ltd.   1994
     56                       (aluminum manufacturer); previously Chairman and Chief
                              Executive Officer of American National Can Company
                              (beverage can manufacturer); Director of ABC Rail
                              Products Corporation (rail equipment manufacturer);
                              Brockway Standard Holdings Corporation (container
                              manufacturer).
Roderick J. Fleming.........  Director, Robert Fleming Holdings Ltd. (financial        1995
     42                       management); previously International Portfolio
                              Director (through November 1991), Director, Capital
                              Markets (through July 1993), and Director of Corporate
                              Finance UK (through April 1994) at Robert Fleming;
                              also Director of Aurora Exploration and Development
                              Corporation Ltd. (natural resources); Updown
                              Investment Company Ltd. (financial management); and
                              West Rand Consolidated Mines Limited (natural
                              resources).

                                                                                      YEAR FIRST
                                     BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
        NAME AND AGE              POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS        DIRECTOR
----------------------------  ------------------------------------------------------  ----------
John F. Fort................  Director of Tyco International Ltd. (fire protection     1989
     54                       systems and industrial products) and formerly Chairman
                              (through January 1993) and Chief Executive Officer
                              (through July 1992); Director, Kimberly Clark
                              Corporation (paper products); Roper Industries
                              (industrial products).
James L. Koley..............  Chairman, Koley, Jessen, Daubman & Rupiper, P.C. (law    1989
     65                       firm); Chairman of the Board of Directors of Arts-Way
                              Manufacturing Co., Inc. (agricultural manufacturing).
John F. McNiff..............  Vice President-Finance of Dover; Director, The Allen      --
     53                       Group (telecommunications products); Director, The
                              Haven Fund (financial management).
Anthony J. Ormsby...........  Private investor.                                        1971
     69
Thomas L. Reece.............  President (since May 1993) and Chief Executive Officer   1993
     53                       (since May 1994) of Dover; prior thereto Vice
                              President of Dover and President of Dover Resources,
                              Inc.
Gary L. Roubos..............  Chairman of the Board of Dover; previously Chief         1976
     59                       Executive Officer (through May 1994) and President
                              (through May 1993) of Dover for more than five years;
                              Director of Bell & Howell Company (information
                              management); DII Group, Inc. (contract manufacturing);
                              Omnicom Group, Inc. (advertising); Kimberly Clark
                              Corporation (paper products) and The Treasurers Fund
                              (financial management).


     During 1995, the Board of Directors held four meetings. The Board has three standing committees, namely an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee is composed of four directors who are not employees of the Company. The functions of the Audit Committee consist of annually recommending to the Board of Directors the appointment of the independent auditors; reviewing with management and such auditors the audit plan and results of the auditing engagement; and reviewing management's program for ensuring the adequacy of Dover's system of internal accounting controls. In 1995, the Audit Committee held three meetings. Members of the Audit Committee are Anthony J. Ormsby (Chairman), David H. Benson, Roderick J. Fleming, and James L. Koley.

     The Compensation Committee is composed of three directors who are not employees of the Company. It approves compensation for corporate executive officers, grants, awards and payouts under the stock option plan and performance program and minor compensation plan changes. In 1995, the Compensation Committee held one meeting. Its current members consist of John F. Fort (Chairman), Magalen O. Bryant and Jean-Pierre M. Ergas.

     The Executive Committee is composed of six directors. The Executive Committee is generally empowered to act unanimously on behalf of the Board and meets or otherwise takes action on an as needed basis between the regularly scheduled quarterly Board meetings. The Executive Committee held no meetings during 1995. Members of the Executive Committee are Gary L. Roubos (Chairman), Magalen O. Bryant, John F. Fort, James L. Koley, Anthony J. Ormsby and Thomas L. Reece.

                            DIRECTORS' COMPENSATION

     Management directors receive no compensation for services as a director or as a member of any Committee. For 1995, each of the other directors received a base fee of $27,000, plus an additional $10,000 a year if he or she was a member of the Executive Committee and an additional $3,000 if he or she was a member of the Audit Committee. Each of the other directors also received $1,500 for each Board or Committee meeting attended.


     Effective February 3, 1994, a non-contributory, unfunded retirement plan for outside directors was adopted. Only outside directors with five or more years of service as a Dover director were covered. The retirement benefit commenced at age 70, Dover's mandatory retirement age for directors, and continued for the lesser of such director's years of service on the Dover board or life. The annual retirement benefit was equal to the base fee at retirement ($27,000 per year), payable monthly. A director could elect an actuarially reduced joint and survivorship benefit. The benefit was reduced by any other pension benefit received from Dover. This plan was terminated effective December 31, 1995 in connection with adoption of a new non-employee director Compensation program.



     For information concerning the proposed non-employee Director compensation arrangements, see the discussion of the 1996 Non-Employee Directors' Stock Compensation Plan on page 14.


     James L. Koley is Chairman of Koley, Jessen, Daubman & Rupiper, P.C., a Nebraska law firm which has performed legal services on behalf of Dover.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below shows all remuneration paid by Dover and its subsidiaries on an accrual basis to the Chief Executive Officer and the four other most highly paid executive officers for services in all capacities for each of the three calendar years ended December 31, 1995.


                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                               --------------------------
                                                                     AWARDS     PAYOUTS
                                                                   ----------  ---------
                                                  ANNUAL           SECURITIES  LONG-TERM
                                            COMPENSATION(1)(2)     UNDERLYING  INCENTIVE        ALL
                NAME AND                 ------------------------   OPTIONS      PLAN          OTHER
           PRINCIPAL POSITION            YEAR   SALARY    BONUS      (#)(3)     PAYOUTS   COMPENSATION(4)
---------------------------------------- ----  --------  --------  ----------  ---------  ---------------
Thomas L. Reece......................... 1995  $650,000  $650,000    60,794    $ 764,541     $   7,392
  CEO of Dover since May 1994;           1994   450,000   400,000    18,280      209,304        25,693
  Director and President of Dover        1993   400,000   230,000    14,859            0        23,462
  since May 1993; Director and President
  of Dover Resources, Inc. until May
  1993
[table continues on following page]

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                     AWARDS     PAYOUTS
                                                                   SECURITIES  LONG-TERM
                                                  ANNUAL           UNDERLYING  INCENTIVE        ALL
                NAME AND                    COMPENSATION(1)(2)      OPTIONS      PLAN          OTHER
           PRINCIPAL POSITION            YEAR   SALARY    BONUS      (#)(3)     PAYOUTS   COMPENSATION(4)
---------------------------------------- ----  --------  --------    ------    --------       -------
Lewis E. Burns.......................... 1995  $450,000  $310,000    21,788    $ 670,320     $  54,800
  Vice President of Dover;               1994   405,000   235,000    14,300      390,947        42,200
  Director and President of Dover        1993   355,000   235,000    13,977            0       165,572
  Industries, Inc.
Rudolf J. Herrmann...................... 1995   400,000   230,000    19,880      274,968         7,392
  Vice President of Dover;               1994   325,000   225,000    10,060      232,064         7,392
  Director and President of Dover        1993   224,000   125,000     3,120       41,552         7,195
  Resources, Inc. since May 1993
John E. Pomeroy......................... 1995   390,000   315,000    19,084      986,076        63,696
  Vice President of Dover;               1994   340,000   210,000    11,960      432,818        35,292
  Director and President of Dover        1993   295,000   195,000    11,801       19,916        43,556
  Technologies, Inc
Jerry W. Yochum......................... 1995   395,000   240,000    19,562      458,790        12,962
  Director and Vice President            1994   365,000   220,000    12,860      445,814        58,818
  of Dover; Director and                 1993   315,000   210,000    13,238      277,313        43,051
  President of Dover Diversified, Inc.


---------------
(1) The bonus amount is determined as described in the Compensation Committee Report on page 10 of this proxy statement. Cash bonuses for the calendar years shown have been listed in the year earned, and were generally paid in February of the following calendar year.

(2) Perquisites and other personal benefits paid to each officer in each instance aggregated less than $50,000 and, accordingly, are omitted from the table.

(3) Option share figures shown throughout this proxy statement are adjusted for the 2 for 1 stock split in September 1995 and the May 1993 distribution of shares of DII Group.

(4) Represents Company contributions to the Dover Retirement Savings Plan, Company payments to other defined contribution plans and Company paid life insurance premiums on split-dollar term life insurance. For 1995, these amounts are detailed as follows:

                                                                     OTHER
                                                      DOVER         DEFINED
                                                     SAVINGS      CONTRIBUTION   INSURANCE
                        NAME                           PLAN          PLANS       PREMIUMS     TOTAL
    ---------------------------------------------  ------------   ------------   ---------   -------
    T. L. Reece..................................     $7,392        $     --      $    --    $ 7,392
    L. E. Burns..................................      3,696          51,104           --     54,800
    R. J. Herrmann...............................      7,392              --           --      7,392
    J. E. Pomeroy................................      3,696          60,000           --     63,696
    J. W. Yochum.................................      7,392              --        5,570     12,962

                 STOCK OPTION PLAN AND CASH PERFORMANCE PROGRAM

     The Company has an Incentive Stock Option Plan and Cash Performance Program, adopted in 1995 (replacing a similar plan which expired in January
1995), which provides for stock options coordinated with performance awards. At the time of grant, allocations are made such that of each combined award, greater emphasis is given to cash performance awards at the operating level, and greater emphasis is given to stock options at the corporate level. Information on current grants and cash performance awards is given below. For payouts on prior awards under the old program see the Summary Compensation Table on page 5.

                      OPTION GRANTS IN LAST CALENDAR YEAR

                                   NUMBER OF      % OF TOTAL
                                  SECURITIES        OPTIONS
                                  UNDERLYING      GRANTED TO     EXERCISE                       GRANT DATE
                                    OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION        PRESENT
              NAME               GRANTED(#)(1)   CALENDAR YEAR   ($/SHARE)         DATE         VALUE($)(2)
-------------------------------- -------------   -------------   ---------   -----------------  -----------
Thomas L. Reece.................     60,794            19         $ 28.44     February 2, 2005   $ 367,196
Lewis E. Burns..................     21,788             7           28.44     February 2, 2005     131,600
Rudolf J. Herrmann..............     19,880             6           28.44     February 2, 2005     120,075
John E. Pomeroy.................     19,084             6           28.44     February 2, 2005     115,267
Jerry W. Yochum.................     19,562             6           28.44     February 2, 2005     118,154

---------------
(1) The options become exercisable on February 2, 1998.

(2) The Black-Scholes model used to calculate the hypothetical values at date of grant considers the following factors to estimate the option's present value: the stock's historic volatility calculated using the average daily market price of the Company's common stock over a suitable current period, the expected life of the option, risk-free interest rates and the stock's expected dividend yield. The assumptions used in the model for this valuation were: average stock price volatility .227869%; expected life 6 years; risk-free interest rate of 5.8%; and an expected dividend yield of 1.5%. This resulted in a discounted per share value of $8.42 (30% of the option price). The Black-Scholes model assumes that an option is not cancelable and that it can be sold at any time for cash. Since those assumptions are not applicable here, the Company has reduced the above grant date present values by 18% based upon its historical cancellation rates and another 10% based upon the Company's expectation that, except in cases of unusual need, shares acquired through the exercise of options are to be held by participants for the duration of their employment with Dover. This resulted in a final grant date present value of $6.06 per share.

    AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING              VALUE(1) OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                SHARES                          AT YEAR END(#)                AT YEAR END($)
                              ACQUIRED ON    VALUE(1)     ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------- -----------   -----------   -----------   -------------   -----------   -------------
Thomas L. Reece..............        --      $      --       80,328         93,933      $ 1,618,859     $ 851,440
Lewis E. Burns...............        --             --       67,050         50,065        1,319,471       481,697
Rudolf J. Herrmann...........     4,022         57,864       10,200         33,060          186,172       283,123
John E. Pomeroy..............        --             --       62,967         42,845        1,274,250       411,698
Jerry W. Yochum..............    40,698        726,738           --         45,660               --       442,296

---------------
(1) Calculated by determining the difference between the exercise price and the average of high and low market price of Dover common stock (as reported on the New York Stock Exchange-Composite Transactions) for the exercise dates or December 31, 1995, as the case may be.

               LONG-TERM INCENTIVE PLAN AWARDS FOR CALENDAR YEAR 1996

                                                                     PERFORMANCE OR      ESTIMATED FUTURE
                                                                      OTHER PERIOD        PAYOUTS UNDER
                                                  FEBRUARY 1996     UNTIL MATURATION     NON-STOCK PRICE
                      NAME                            AWARD            OR PAYOUT          BASED PLANS(1)
------------------------------------------------  -------------     ----------------     ----------------
Thomas L. Reece.................................    $ 291,005           1996-1998            $291,000
Lewis E. Burns..................................      347,490           1996-1998             347,000
Rudolf J. Herrmann..............................      291,803           1996-1998             292,000
John E. Pomeroy.................................      340,808           1996-1998             341,000
Jerry W. Yochum.................................      298,485           1996-1998             298,000

---------------
(1) The actual cash payout at the end of the three year performance measurement period will be equal to the award amount multiplied by a percentage which is derived from a performance matrix, or table, which uses two performance parameters, namely: (1.) (a) real (inflation adjusted) growth in earnings per share, or (b) real growth in operating earnings; and (2.) (a) return on equity, or (b) return on investment (ROI). Parameters (1) (a) and (2) (a) apply to Mr. Reece and other Corporate officers and parameters (1) (b) and
    (2) (b) apply to the other four listed officers and those participating officers at independent subsidiaries and operating companies.

     There is no payout if growth in earnings is not achieved; there is no payout if return on equity or ROI is less than 10 percent. Moreover, the earnings in the base year (the year preceding the award year) from which earnings growth is measured may not be less than an amount equal to 10 percent of equity or 10 percent of ROI.

     There is a $2 million limit on the amount of any annual individual payout, and the aggregate payout at each appropriate business unit may not exceed an amount equal to 20% of average annual nominal earnings increase over the three year performance period. The same plan is applied to three separate "Business Units" as follows: (a) the entire company for corporate officers, (b) the market segment subsidiaries for their respective officers, and (c) operating businesses for their respective officers.

     Given the foregoing, the range of payouts is large. For the past three years, the amounts shown in the Payout Column of the Summary Compensation Table represent percentage payouts from zero to 854% of the award given three years prior to the year of the payout. Given this range, it is difficult to forecast the required estimates called for by this column; the amounts shown above, payable in February 1999, represent payouts at the 100% level on the aforementioned matrix. This could be achieved with real average annual earnings growth of 7% and a ROI/Return on Equity of 13% over the three-year performance period, or various other similar combinations of growth and ROI. Actual payouts for the three-year performance period ended December 31, 1995 (shown on the Summary Compensation Table, pages 5 and 6) were: Mr. Reece 526%, Mr. Burns 490%, Mr. Herrmann 402%, Mr. Pomeroy 854% and Mr. Yochum 354%.

                                RETIREMENT PLANS

     Dover has many defined benefit and defined contribution pension plans covering substantially all employees of the Company and its domestic and foreign subsidiaries. Dover also has unfunded supplemental executive retirement plans and other similar unfunded retirement programs ("SERPs") which provide retirement benefits for eligible employees including certain officers of Dover and its subsidiaries. Pursuant to those plans, payments will be made at the appropriate time (e.g., retirement) to such officers and other plan participants.

     Benefits under various defined benefit plans and SERPs are based generally upon (i) final average compensation, defined as the highest 60 months of compensation out of the last 120 months and (ii) the years of benefit service. Compensation for plan purposes includes salary and annual bonus but excludes any payments under the cash performance award program or stock option awards. Generally, vesting occurs after completion of five years of employment subsequent to age 18. The following table shows the estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service classifications. The years of covered employment for eligible persons named in the Summary Compensation Table are: Mr. Reece 23, Mr. Herrmann 7, and Mr. Yochum 13. All of these persons are vested. The benefit amounts listed in the table do not include Social Security Benefits to which the covered employee may be entitled.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                               ------------------------------------------------------------
FINAL AVERAGE COMPENSATION        15           20           25           30           35
--------------------------     --------     --------     --------     --------     --------
        $  400,000             $ 87,000     $116,000     $144,900     $173,900     $202,900
           500,000              109,500      146,000      182,400      218,900      255,400
           600,000              132,000      176,000      219,900      263,900      307,900
           700,000              154,500      206,000      257,400      308,900      360,400
           800,000              177,000      236,000      294,900      353,900      412,900
           900,000              199,500      266,000      332,400      398,900      465,400
         1,000,000              222,000      296,000      369,900      443,900      517,900
         1,100,000              244,500      326,000      407,400      488,900      570,400
         1,200,000              267,000      356,000      444,900      533,900      622,900
         1,300,000              289,500      386,000      482,400      578,900      675,400

                            TERMINATION ARRANGEMENTS

     The Company has agreements with Mr. Roubos, Mr. Reece and other officers including those shown on the Summary Compensation Table designed to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change of control of the Company. For purposes of these agreements, a "change of control" occurs generally when (a) a person becomes beneficial owner of 20% or more of the Company's common stock, (b) as a result of a business combination or tender offer, a majority of the Board of Directors changes, or (c) the stockholders approve a merger or other business combination, as a result of which the Company ceases to be an independent public company. The agreements provide that if within eighteen (18) months following a change of control of the Company the officer's employment is terminated either by the Company for other than cause or disability or by such officer for good reason, then such officer will receive a lump sum payment equal to: (1) the highest base salary (but not bonus or any other compensation) received by such officer in any of the most recent five years, or (2) if such officer is then more than 45 years old and has been with the Company for more than three years the lump sum payment will equal twice such base salary. Also, in the event of a change of control, the present value of certain unfunded deferred compensation plans will be paid immediately to such officers in a lump sum, and the exercisability of stock options held for more than six months will be accelerated.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation, and have an aggregate present value of at least three times the individual's annualized includable compensation for the base period, as defined in the Code. Although Dover payments would not be expected to reach this amount, the agreements limit the compensation payments thereunder to amounts which can be paid by the Company without adverse tax consequences.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent outside directors. The Committee approves annual compensation for corporate executive officers, administers the Dover incentive stock option and cash performance program and any minor changes in other compensation programs. From time to time, but not less than once every five years, the Committee reviews studies done by its independent compensation consultant as to the competitiveness of the Company's overall executive compensation program. This was last done in 1994 and the results of that review are reflected in this report.

A. EXECUTIVE COMPENSATION POLICY

     The Committee's basic overriding compensation principle is that compensation at the corporate level, the independent subsidiary level, and at the operating president level should be linked to total return to stockholders generally and relative to other comparable companies. The Committee also believes that all compensation, i.e., annual, medium-term and long-term, should be closely aligned to the performance of the business over which the executive has the most control. This is done annually with salaries and bonuses, on a medium-term (three-year) basis with the cash performance program, and on a long-term basis with stock options. The relative "mix" of medium-term and long-term opportunity is also adjusted with increasingly larger percentages allocated to long-term reward potential the higher the recipient is in the organization.

Performance awards and stock option grants are annual, but payouts on cash awards, if earned, occur three years later and options generally have a 10-year term, but are not exercisable for three years. With respect to pensions and other benefit type programs, the Committee has set a target at the median of comparable companies. Substantially all compensation to be paid to the executive officers for 1996 is expected to qualify for deductibility for federal income tax purposes under Section 162(m) of the Code.

     Annual Compensation: The Committee reviews the Company's performance annually. The compensation programs of the Company are highly leveraged on the basis of performance. The Company has for years performed in the top quartile as measured by the Management Compensation Services Project 777 database (the "Project 777 database"), which currently includes approximately 40% of the Fortune 500 Industrials. The Project 777 database includes a substantially larger number of companies than the peer index group referred to in connection with the Stock Performance Graph below. The average rank in the Project 777 database, which determines the overall standing, is the average of the following nine separate measurements: return on equity for one year and five years; return on capital for one year and five years; return on sales for the current year; return on assets for one year and five years; and total capital return for one and five years. As a result of the 1994 compensation review mentioned above, the Committee has determined that as long as the Company continues to perform in the top quartile, salaries and bonuses will be targeted at the 60th to the 75th percentile for all company executives. Should the Company's performance fall below that level, compensation targets will be adjusted downward. Annual bonuses vary with annual performance based upon earnings growth, return on investment and achievement of special Company goals as well as the Committee's judgment of overall performance.

     Long-Term Compensation: Dover's management, the Committee and the Board of Directors believe that tangible (cash) and intangible (stock) incentives should be provided to key management at each of the three levels within the Company over some longer period of time. Given the different levels and opportunities to impact Dover's long-term growth, and hence benefit Dover's stockholders, Dover has a long-term compensation program including both stock options and cash incentive awards (the "Plan").

     Only officers and executives who are in a position to affect materially the profitability and growth of the Company are eligible for stock options and incentive awards. The Plan basically provides a "mix" of the two incentives, with operating management receiving a substantial percentage of their respective gain opportunity in the form of cash incentive awards, and the executive officers receiving a substantial portion of their opportunity in the form of stock options. The basic calculation begins with the individual's base salary and may include the most current annual cash bonus, which is then multiplied by a factor to determine the size of the incentive award (100% payout case) and the value of the stock option grant, which is then converted into shares. For the officers identified in the Summary Compensation Tables above, the cash incentive awards under the Plan were based on multiples ranging from .13 to .45, and the number of shares granted was based on a multiple ranging from .90 to 1.65. In all cases, the multiples were initially determined by an independent consultant, and confirmed by the Committee. Cash incentive awards are annual and prior awards are not considered by the Committee when current awards are made. Likewise, the number of shares that may be granted to each participant is not otherwise limited and prior grants are not considered by the Committee when current grants are awarded. The number of optionees in each annual grant averages just under one percent of the total number of Dover employees. The annual shares granted has averaged about 1/3 of 1% of shares outstanding over the past five years and was less than 1/2 of 1% in 1996. Dover expects that, except in cases of unusual need, shares acquired through options will be held by participants (including family members) for the duration of their employment with the Company.

B. CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee awarded Mr. Thomas L. Reece, Chief Executive Officer, a bonus of $650,000 for 1995, which was equal to his 1995 salary. His 1996 salary was increased 20% to $780,000. These determinations were based upon:
(a) outside independent compensation survey data, which places the compensation of Mr. Reece at the median range of the comparative group for companies of Dover's size; (b) the record sales and earnings achieved in 1995; (c) the 1995 earnings increase of 38%; (d) the general business environment during 1995; and
(e) a subjective judgment factor which is the prerogative of the Committee. The first three factors were given the greatest weight by the Committee.

Compensation Committee: John F. Fort, Chairman
                      Magalen O. Bryant
                      Jean-Pierre M. Ergas

                            STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              DOVER CORPORATION, S&P 500 INDEX & PEER GROUP INDEX

                           TOTAL SHAREHOLDER RETURNS

      MEASUREMENT PERIOD          S&P 500 IN-
    (FISCAL YEAR COVERED)             DEX         DOVER CORP.     PEER GROUP
DEC-90                                     100             100             100
DEC-91                                  130.47          107.14          135.17
DEC-92                                  140.41          120.19          149.56
DEC-93                                  154.56          167.15          183.96
DEC-94                                  156.60          144.57          166.91
DEC-95                                  215.45          209.84          256.20

                                  YEARS ENDING

     This graph assumes $100 invested on December 31, 1990 in Dover Corporation common stock, S&P 500 index and a peer group index. Each mark on the axis displaying the years 1990 through 1995 represents December 31 of that year. The peer index consists of the following: Ametek Inc., AMP Inc., Applied Power-CL A, Carlisle Cos. Inc., Coltec Industries, Cooper Industries Inc., Crane Co., Danaher Corp., Eaton Corp., EG&G Inc., Emerson Electric Co., Federal Signal Corp., General Electric Co., General Signal Corp., Harnischfeger Industries Inc., Hubbell Inc., Illinois Tool Works, Ingersoll-Rand Co., ITT Industries Inc., Keystone International, Parker-Hannifin Corp, Pentair Inc., Tecumseh Products Co., TRW Inc., Tyco International Inc. and United Technologies Corp.


     * Total return assumes reinvestment of dividends.

            2. PROPOSAL TO RATIFY AND APPROVE THE 1996 NON-EMPLOYEE
                       DIRECTORS' STOCK COMPENSATION PLAN


     On February 8, 1996, the Board of Directors adopted the Dover 1996 Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"), subject to approval by Dover's stockholders at the Meeting. Under the Directors' Plan, non-employee Directors will be granted 1,000 shares of Dover Common Stock per year as their primary compensation for serving as directors. This grant will replace the base fee of $27,000 currently paid to non-employee Directors, and the fees of $10,000 per year for serving on the Executive Committee, while the $3,000 per year for serving on the Audit Committee will be changed to $2,000 per year for serving on any committee. In addition, the non-contributory, unfunded retirement plan in effect since 1994 for non-employee directors who have served a period of at least five years, providing for an annual retirement benefit equal to the base fee at retirement (the "1994 Plan") was eliminated. Payments under the 1994 Plan to the three Directors whose rights had vested and who retired before January 1, 1996 was unaffected. Any Director whose rights have vested under the 1994 Plan and who is still serving as a Director received a cash payment equal to the actuarial value of such benefits under the 1994 Plan. These Directors (and amounts paid) are: Magalen O. Bryant ($158,013), John F. Fort ($34,379), James L. Koley ($81,125), and Anthony J. Ormsby ($191,803).


     Non-employee Directors will continue to receive $1,500 for each meeting attended, plus reasonable expenses incurred to attend meetings. Management directors receive no compensation for services as a director or on any committee and this will not change.

     If approved by the stockholders at the Meeting, the Directors' Plan will become effective retroactively as of January 1, 1996, and will have a term expiring December 31, 2005.

                       DESCRIPTION OF THE DIRECTORS' PLAN

     The following plan summary is qualified in its entirety by reference to the full text of the Directors' Plan, which is attached to this Proxy Statement as Exhibit A.

PURPOSE

     The purpose of the Directors' Plan is to promote the interests of Dover and its stockholders by attracting and retaining non-employee Directors capable of furthering the future success of Dover and by aligning their economic interests more closely with those of Dover's stockholders.

AUTOMATIC GRANTS OF SHARES


     Each person who, (i) serves as a Director during any calendar year during the term of the Directors' Plan and (ii) is not then, and has not been for a period of six months prior to the beginning of such calendar year and the date on which such person became a director, an employee of Dover or any subsidiary of Dover, will be granted shares as primary compensation for regular services performed as a Director during each such calendar year. The number of shares to be granted to persons who are Directors for any full calendar year will be 1,000, subject to adjustment as provided below. Such shares will be granted on December 15 of such calendar year. Any person who serves as a Director for less than all of any calendar year will be granted a part of 1,000 shares proportionate to the number of days such person served as Director during such calendar year. The number of shares for which certificates are delivered to each such Director will be automatically reduced by 30% to provide for the estimated Federal income tax and/or withholding tax payment obligations of the Director, with Dover remitting to the appropriate tax authorities the fair market value of the shares for which certificates are not so delivered. Fractional shares will be rounded to the nearest whole share.

     The last sale price of Dover's shares, as reported on the New York Stock Exchange-Composite Transactions, for March 4, 1996 was $45.625.


ADJUSTMENTS

     The number and kind of shares granted to each non-employee Director will be subject to automatic adjustment for any changes in the number or kind of outstanding shares resulting from a merger, recapitalization, stock split, stock dividend, or other extraordinary change in Dover's corporate or capital structure.

AMENDMENT OF THE PLAN

     The Board of Directors is permitted to amend, suspend or discontinue the Directors' Plan, provided that stockholder approval is required (i) to increase the number of shares to be granted for any calendar year (except for the automatic adjustments described above), and (ii) if necessary to ensure compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

RECOMMENDATION


     To be effective, the Directors' Plan must be approved by a majority of the total number of outstanding shares of stock present in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the adoption of the Directors' Plan. Proxies will be voted FOR approval of the Directors' Plan unless otherwise specified in the proxy.


                   3. PROPOSED AMENDMENT TO THE CORPORATION'S
                          CERTIFICATE OF INCORPORATION


     Dover's Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of common stock with a par value of $1 per share. At the present time, approximately 126,500,000 of the 200,000,000 shares of authorized common shares have been issued or are reserved for the exercise of stock options under various Stock Option Plans of the Company The Certificate of Incorporation also authorizes 100,000 shares of preferred stock with a par value of $100 per share, with or without voting powers (not to exceed one vote per share) and in such series and with such other designations, preferences and rights that may be fixed by the Board of Directors pursuant to the authority vested in the Board of Directors under the Certificate of Incorporation. Currently 45,000 shares of preferred stock are designated "Series A Junior Participating Preferred Stock" as part of the Preferred Stock Purchase Rights program adopted in November 1987, as described below. The proposed amendment does not change any of the terms of the preferred stock.



     The Board of Directors of the Company has unanimously adopted a resolution approving and recommending to its stockholders for their approval an amendment to Article Fourth of the Certificate of Incorporation which would increase the number of authorized shares of common stock from 200,000,000 shares to 500,000,000 shares.



     If the amendment is approved by the stockholders, all such shares not heretofore issued and outstanding would be issuable at any time or from time to time by action of the Board of Directors without further authorization from the stockholders unless required pursuant to the rules of the New York Stock Exchange or applicable law. As in the past, no holder of common stock would have any preemptive rights.

     The Board of Directors believes that it is desirable to increase the number of authorized common stock at this time. This action will provide the Company with the necessary flexibility in the future by insuring that there will be sufficient authorized but unissued shares of common stock available for general corporate purposes including stock splits, stock dividends and/or acquisitions, without the necessity of further stockholder action at any special or annual meeting


     Dover has no present plans, proposals, agreements or understandings to issue any of the authorized common stock. Although Dover has no such intentions, the additional authorized but unissued shares of common stock could be used to make more difficult a change in control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to discourage third parties seeking to effect a takeover or otherwise gain control of the Company. Such shares could be placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid.


     Dover's Certificate of Incorporation and certain other documents currently contain the following provisions which may make more difficult or discourage takeover attempts: (1) Article Fourteenth which requires, with certain exceptions, a vote of the holders of 80% of the voting stock for business combinations and other specified transactions with a 15% stockholder unless certain minimum price and procedural requirements are met; (2) Article Fifteenth which prohibits "greenmail" payments without stockholder approval to any person or group that has held more than 5% of the stock and also requires cumulative voting for election of directors at any time there is a stockholder or group of affiliated stockholders who own 40% or more of the outstanding common stock; (3) Article Sixteenth which requires that any stockholder action must be taken at a meeting and may not be effected by a consent in writing; and (4) provisions in the By-Laws that reserve to the Board of Directors and Executive Committee the right to call a special meeting of stockholders and also require that the Secretary of the Company be given advance notice of all stockholder proposals and nominations for the election of directors. These provisions may also make more difficult a change of management even when considered desirable by stockholders.


     Dover has outstanding Preferred Stock Purchase Rights which were distributed as a dividend to shareholders of record of common stock as of November 23, 1987. As a result, each outstanding share of common stock also represents one quarter of a right (collectively, the "Rights"), each of which Rights, when exercisable, entitles the holder thereof to purchase a unit consisting of one-thousandth of a share of Dover's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") at a purchase price of $175 per unit, subject to certain antidilution adjustments. The Rights will become exercisable only if a person or group acquires beneficial ownership of 20% or more of the common stock or begins a tender offer or exchange offer that would result in that person or group owning 20% or more of the common stock. Additionally, upon the occurrence of similar events, each holder of a Right shall have the right to receive upon exercise of such Right at its current exercise price, in lieu of shares of the Series A Preferred Stock, the number of shares of Dover common stock or the third party acquirer's common stock having a market value of two times the exercise price of the Right. Until the Rights become exercisable, the Company may redeem them at five cents per Right. The Rights expire on November 23, 1997. The Series A Preferred Stock consists of 45,000 authorized shares that are reserved for issuance upon exercise of the Rights. No such shares have been issued. The terms and conditions of the Rights are governed by a Rights Agreement dated as of November 5, 1987 (the "Rights Agreement") between Dover and Harris Trust Company of New York, as Rights Agent.



     The Rights have certain anti-takeover effects. The Rights will cause dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger of other business combination approved by the Board of Directors of the Company.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.

     The proposed amendment to Article Fourth requires the affirmative vote of the holders of a majority of the shares of outstanding common stock. The proposed amendment to the first sentence reads as follows:

     "Fourth: The total number of shares of all classes of stock which the corporation is authorized to issue is 500,100,000; of which 500,000,000 shares, having a par value of $1 each, shall be Common Stock; and 100,000 shares, having a par value of $100 each, shall be Preferred Stock, with or without voting powers, full or limited, and in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions in respect to each class of stock or series thereof as hereinafter provided:"

     The Board of Directors recommends a vote FOR the adoption of the amendment. Proxies will be voted FOR approval of the proposed amendment unless otherwise specified in the proxy.

                                 MISCELLANEOUS

                                 OTHER MATTERS

     Management does not know of any other business to be taken up at the annual meeting. If, however, any other business properly comes before the meeting or any adjournments thereof, the persons named as proxies will vote the shares covered by a proxy in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS


     The independent certified public accounting firm of Coopers & Lybrand L.L.P. is the principal independent public accountant selected in August, 1995 to audit the annual accounts of Dover and its subsidiaries for the current year. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the Annual Meeting.


     On August 7, 1995, KPMG Peat Marwick LLP ("Peat Marwick"), which had been the independent certified public accountant for Dover for many years, was terminated. The decision to change accountants was recommend by the Company's management, and approved by both the Company's Audit Committee and Board of Directors.


     Peat Marwick's reports on the financial statements for the two years ended December 31, 1993 and 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than to include a statement ". . . in 1992 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' and the Financial Accounting Standards No. 106, 'Employers' Accounting for Postretirement Benefits Other than Pensions."'



     In connection with its audits for the years ended December 31, 1993 and 1994, and during the subsequent interim periods, there have been no disagreements with Peat Marwick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor have any "reportable events" (as described in Item 304 (a)(1)(v) of Regulation S-K) occurred.

     The Company requested that Peat Marwick furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements, which was done and filed with the SEC.



     During the two years ended December 31, 1993 and 1994 and through August 7, 1995, the Company did not consult with Coopers & Lybrand L.L.P. on items which were subject to Statement on Auditing Standards No. 50 or which concerned a disagreement or "reportable event" with the former accountants.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order for stockholder proposals to be included in Dover's proxy statement for the 1997 Annual Meeting, they must be received by Dover at its principal executive offices, 280 Park Avenue, New York, NY 10017 by November 15, 1996. All other stockholder proposals, including nominations for directors, must be received by Dover not less than 60 days nor more than 90 days prior to the Meeting, which is scheduled for April 30, 1997.

Dated: March 15, 1996

                                          By authority of the Board of
                                          Directors,

                                          ROBERT G. KUHBACH
                                          Secretary

                                                                       EXHIBIT A

                               DOVER CORPORATION
                          1996 NON-EMPLOYEE DIRECTORS'
                            STOCK COMPENSATION PLAN

1.  PURPOSE

     The purpose of the Dover Corporation 1996 Non-Employee Directors' Stock Compensation Plan (the "Plan") is to promote the interests of Dover Corporation (the "Company") and its stockholders by attracting and retaining non-employee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's stockholders.

2.  DEFINITIONS

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

     "Director" means a member of the Board of Directors.

     "Grantee" means any person who has been granted Shares under Section 4.

     "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, and any replacement or substitute therefor.

     "Share" means a share of common stock of the Company and such other securities as may be substituted for a Share or such other securities pursuant to the adjustment provisions of Section 5.

3.  EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective only if it is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the annual meeting of the Company's stockholders to be held on April 30, 1996 or at any adjournment thereof and, if so approved, shall be deemed effective as of January 1, 1996.

     The term during which Shares shall be granted under the Plan shall expire on December 31, 2005.

4.  GRANTS OF SHARES

     Each person who (i) serves as a Director during any calendar year during the term of the Plan and (ii) is not then, and has not been for a period of six months prior to the later of the beginning of such calendar year and the date on which such Person became a director, an employee of the Company or any subsidiary of the Company shall be granted, without any further action or authorization, Shares as his or her primary compensation for regular services performed as a Director during each such calendar year. Persons who are Directors on December 1 in any such calendar year shall be granted such Shares on December 15 of such calendar year. Any person who serves as a Director during any such calendar year but ceases to be a Director prior to December 1 of such year shall be granted shares on the date he or she ceases to be a Director, provided that the Board of Directors may decide that any Director removed for cause at any time during any calendar year shall forfeit any Shares for such calendar year. The number of Shares to be granted to each such Director for each full calendar year shall be 1000. The number of Shares to be granted to each such Director for any calendar year for less than all of which he or she serves as a Director shall be 1000 multiplied by a fraction, the numerator of which shall be the number of days he or she serves as a Director during such year and the denominator of which shall be 365. There shall be no fractional shares issued under this Plan; the number of Shares granted at any time to any Grantee shall be rounded to the nearest whole Share.

     Certificates for shares granted under the Plan shall be delivered on the date of grant or as soon thereafter as reasonably practicable, provided that the number of Shares for which certificates shall be delivered to each Grantee shall be automatically reduced by 30% to provide for the Federal estimated income and/or withholding tax payment obligations of the Grantee, with the Company remitting to the appropriate tax authorities the fair market value of the Shares for which certificates are not so delivered.

     The Shares granted under the Plan may be treasury shares or newly-issued shares. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. This obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

5.  ADJUSTMENTS

     The number and kind of Shares which shall be automatically granted to each Grantee under Section 4 of the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Grantees in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure.

6.  AMENDMENT, SUSPENSION AND DISCONTINUANCE

     The Board of Directors may at any time amend, suspend or discontinue the Plan, provided that (i) the number of Shares to be granted to any Director for any calendar year shall not be increased from 1,000 (except pursuant to Section 5 of the Plan) without stockholder approval, and (ii) if stockholder approval of such action is necessary in order to ensure compliance with Rule 16b-3, such action shall be subject to approval by the holders of the Shares by the vote and in the manner required by Rule 16b-3. In no event may the Board of Directors amend any provision of the Plan that constitutes a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) more frequently than once every six months (other than to comport with changes in the Code).

7.  COMPLIANCE WITH RULE 16B-3

     The Company intends that the Plan and all transactions hereunder meet all of the requirements of Rule 16b-3, and that any Grantee shall not, as a result of any grant hereunder, lose his or her status as a "disinterested person" as defined in Rule 16b-3. Accordingly, if any provision of the Plan does not meet a requirement of Rule 16b-3 as then applicable to any such transaction, or would cause a Grantee not to be a "disinterested person," such provision shall be construed or deemed amended to the extent necessary to meet such requirement and to preserve such status.

8.  GOVERNING LAW

     The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware and applicable Federal law.

      PROXY                                                          PROXY

                               DOVER CORPORATION

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 30, 1996

        The undersigned hereby appoints Gary L. Roubos, Thomas L. Reece and Robert G. Kuhbach, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Wilmington, Delaware, on April 30, 1996 at 10:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof revoking any proxy or proxies heretofore given.

    IMPORTANT -- This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2 AND 3 LISTED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------

                              DOVER CORPORATION

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                             ]

                                                            For All
1.  Election of Directors --           For     Withheld     Except those whose name(s) appear below.
    Nominees: D.H. Benson,             / /       / /         / /
    M.O. Bryant, J-P. M. Ergas,                                  -----------------------------------
    R.J. Fleming, J.F. Fort,
    J.L. Koley, J.F. McNiff,
    A.J. Ormsby, T.L. Reece,
    and G.L. Roubos.


2.  To ratify and approve the          For     Against      Abstain
    Non-Employee Directors' Stock      / /      / /           / /
    Compensation Plan.

3.  To approve an amendment to the     For     Against      Abstain
    Corporation's Certificate of       / /      / /           / /
    Incorporation, increasing the
    authorized common stock from
    200,000,000 to 500,000,000 shares.

4.  To transact such other business    For     Against      Abstain
    as may properly come before the    / /      / /           / /
    meeting.


The Board of Directors recommends a Vote FOR Items 1, 2 and 3.
                                Date                  1996
                                     ----------------

                        -------------------------------------------
                                         Signature

                        -------------------------------------------
                                         Signature

           Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.
